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                                                                    EXHIBIT 21.1


                                   ITEQ, INC.
                              LIST OF SUBSIDIARIES

Company Name                                                Incorporated
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Air-Cure (Canada) Technologies, Ltd.                        Canada
Air-Cure Dynamics, Inc.                                     Delaware
Air-Cure Environmental GmbH                                 Germany
Air-Cure (Singapore) Pte. Ltd.                              Singapore
AIX Health Products, Inc.                                   Pennsylvania
Allied Industries, Inc.                                     Texas
Amerex Industries, Inc.                                     Delaware
Astrotech Investments, Inc.                                 Delaware
Brown-Minneapolis Tank & Fabricating Co.                    Minnesota
Exell, Inc.                                                 Texas
Graver Holding Company                                      Delaware
Graver Tank & Mfg. Co., Inc.                                Delaware
Graver Power, Inc.                                          Delaware
Graver Tank International Corp.                             Delaware
Graver Tank & Vessel, Inc.                                  Delaware
HMT Inc.                                                    Texas
AIX Export, Inc.                                            Barbados
AIX Intellectual Properties, Inc.                           Delaware
Australasian HMT Pty. Ltd.                                  Australia
HMT Canada, Inc.                                            Canada
HMT Construction Services, Inc.                             Delaware
HMT Rubbaglas, Ltd.                                         England
HMT Sentry Systems, Inc.                                    Delaware
HMT Singapore Pte. Ltd.                                     Singapore
HMT Tank Service, Inc.                                      Texas
HMT Tank Systems B.V.                                       Netherlands
Interel Environmental Technologies, Inc.                    Delaware
ITEQ Aviation, Inc.                                         Delaware
Ohmstede, Inc.                                              Texas
Texoma Tank Company, Inc.                                   Texas
Trusco Tank Inc.                                            California